Exhibit 10.15
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                           MATERIAL TRANSFER AGREEMENT
                           ---------------------------
                               (SCHERING RECEIPT)
                               ------------------


     THIS MATERIAL TRANSFER AGREEMENT ("Agreement") is made as of this 31st day of , , ("Effective Date"), by and between SCHERING-PLOUGH ANIMAL HEALTH CORPORATION (hereinafter, referred to as "Schering"), a Delaware corporation, having its principal office located at 1095 Morris Avenue, Union, New Jersey 07083, and (hereinafter, referred to as "Supplier"), , having its principal office located at .

                                   WITNESSETH:
                                   -----------

     WHEREAS, Schering and Supplier desire to contract for the exchange of the Information (as hereinafter defined) relating to the Material (as hereinafter defined) on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in this Agreement, Schering and Supplier hereby agree as follows:


     1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          1.01 "Agents" shall mean any officer, director, employee, and agent of a Party.

          1.02 "Commercial Purpose" shall mean (a) the sale, lease, license, or other transfer of the Material or Modifications or (b) use of the Material or Modifications by any Person, including Schering to (i) perform contract research, (ii) screen compound libraries, (iii) produce or manufacture products for general sale; or (iv) conduct research activities that result in any sale, lease, license, or transfer of the Material or Modifications.

          1.03 "Developments" shall mean all ideas, concepts, discoveries, inventions, developments, know-how, trade secrets, techniques, methodologies, modifications, innovations, improvements, writings, documentation, data and rights (whether or not protectable under state, federal, or foreign patent, trademark, copyright or similar laws), incorporating or requiring the use of the Material, that are discovered, developed, created, conceived, or reduced to practice by Schering, independently or in conjunction with any Person, during the term of this Agreement, including, without limitation, New Substances and New Uses.

          1.04 "Effective Date" shall have the meaning set forth in the introductory paragraph to this Agreement.

          1.05 "Field" shall mean the veterinary field, including, without limitation, any and all applications for non-human animals.

          1.06 "Findings" shall mean any observations, studies, conclusions, or Results arising out of Schering's evaluation of the Material.

          1.07 "Information" shall mean all tangible and intangible information, including, without limitation, technical, financial, commercial and proprietary information, know-how, and trade secrets of any description, whether created or produced by Schering, Supplier, or any Person on behalf of Schering and/or Supplier, that concerns or relates to the Material or is otherwise acquired in anticipation of, during, or as a result of, or in any way connected with, this Agreement, and
          (a) if disclosed in writing, graphically, or by any means or way of sample or specimen, is marked "Confidential" when disclosed, or (b) if disclosed orally, is reduced to writing within thirty (30) days from the date of such oral disclosure and is marked "Confidential."

          1.08 "Material" shall mean the eukaryotic expression vector with the HSP70 gene running off a B-actin promoter, with the usual antibiotic resistance inserts for cloning purposes (ampicillin and geneticin resistance), resulting in an HSP70 increase in Schering's Vero cells of about 4-16x over normal levels, and any Progeny and Unmodified Derivatives (including, without limitation, expression products, subclones, sub-units or fractionations).

          1.09 "Modifications" shall mean any substances created by Schering which contain or incorporate the Material or derived by chemical modification of the Material.

          1.10 "New Substance" shall mean any material first produced or isolated by Schering with or by the use of the Material.

          1.11 "New Use" shall mean any new use of the Material, including, without limitation, new therapeutic uses or methods of treatment discovered by Schering.

          1.12 "Party" shall mean Schering or Supplier; "Parties" shall mean Schering and Supplier.

          1.13 "Patent Rights" shall mean the following patents and patent applications: (a) Patent No. US 6,495,360 B1 (issued December 17,
          2002), (b) Patent No. US 6,451,597 B2 (issued September 17, 2002), (c)
          Patent No. US 6,541,233 B2 (issued April 1, 2003), and (d) Patent No. US 6,468,777 B2 (issued October 22, 2002), including all foreign counterparts thereof, and any and all divisions, continuations, continuation-in-part, patents of addition, reissues, renewals, extensions, registrations, confirmations, re-examinations, any provisional applications, supplementary protection certificates, or the like, of any such patents, patent applications and foreign equivalents thereof, which, during the term of this Agreement, are owned by Supplier or to which Supplier, through license or otherwise, has or acquires rights.

          1.14 "Person" shall mean (a) any corporation, partnership, joint venture, joint stock company, association, trust, business trust, estate, unincorporated organization, or other business entity, (b) any government or agency, division or subdivision thereof, or (c) any individual.

          1.15 "Progeny" shall mean an unmodified descendent generated from the Material, such as a virus, cell from cell, or organism from organism.

          1.16 "Purpose" shall have the meaning set forth in Section 2 hereof.

          1.17 "Results" shall mean any and all results, know-how, Findings, and knowledge related to the Material achieved or obtained by or on behalf of Schering.

          1.18 "Territory" shall mean all of the countries in the world.

          1.19 "Unmodified Derivative" shall mean any substance created by the Supplier which constitutes an unmodified functional subunit or product expressed by or generated from the original Material, including, but not limited to, subclones of unmodified cell lines, purified or fractionated subsets of the original Material, proteins expressed by DNA/RNA supplied by Supplier, or monoclonal antibodies secreted by a hybridoma cell lines.

     2. Scope. During the term of this Agreement, Schering shall have the right to use the Material in accordance with the terms and conditions of this Agreement for the sole and limited purpose of evaluating the Material and determining if the Material may be used for Commercial Purposes or any other purpose agreed to by the Parties ("Purpose"). Within a period of thirty (30) days from the completion of the Purpose, Schering shall notify Supplier in writing of its intention to use the Material for Commercial Purposes, and the Parties agree to enter into a license agreement, under which Supplier shall grant to Schering an exclusive license (with right to grant sublicenses) to develop the Material under the Patent Rights for Commercial Purposes in the Field within the Territory. Such license agreement shall include, without limitation, the milestone payments set forth on Exhibit A hereof.

     3.   Obligations of Schering.
          ------------------------

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          3.01 During  the term of this  Agreement  and for a period of five (5)
          years from the date of expiration or termination of this Agreement, Schering shall: (a) protect and hold in confidence the Information of Supplier; (b) not disclose or use, or cause to be disclosed or used, such Information to or by any Person except with the prior written consent of Supplier and in accordance with this Agreement; (c) handle, preserve, and protect such Information with at least the same degree of care Schering affords its own confidential information; and (d) use diligent efforts to ensure that each of its Agents preserves and protects the confidentiality of such Information.



          3.02 Schering's duty of confidentiality under this Section 3 shall not apply to any Information of Supplier that:

               (a) was demonstrably known to Schering prior to the date such Information was disclosed by Supplier;

               (b) was known or available generally to the public prior to the date such Information was disclosed by Supplier;

               (c) becomes known or available generally to the public, subsequent to the date such Information was disclosed by Supplier, through no act of Schering in violation of this Agreement;

               (d) is or was disclosed by Supplier to any Person without an obligation to maintain confidentiality;

               (e) is or was developed independently by Schering or its Agents without any breach of this Agreement;

               (f)  is received by Schering  from a Person and is not subject to
               any  obligation  of  confidentiality   owed  by  such  Person  to
               Supplier; or

               (g) subject to Section 3.04 hereof, is required to be disclosed by Schering pursuant to any applicable law or judicial or governmental order.

          3.03 Failure by Schering to disclose the existence of any of the conditions set forth in Section 3.02 hereof shall not be deemed a representation that such conditions do not exist or that such conditions have been waived.

          3.04 Schering shall notify Supplier of receipt of any process, subpoena, demand, or request by any Person to disclose Information of Supplier, and shall, as soon as practicable but in no event later than five (5) business days from the date of such receipt, furnish to Supplier a copy of such process, subpoena, demand, or request and inform Supplier of the circumstances relating thereto. Schering shall, at its cost and expense, take all reasonable steps to maintain and protect the confidentiality of the Information of Supplier; provided, however, that nothing in this Agreement shall be deemed to require Schering to violate any law or court order. Supplier also shall have the right to take any legal action to prevent disclosure of its Information, including, without limitation, the right to appear on behalf of Schering, to represent Schering, and to employ counsel of its choice for these purposes. If Supplier elects to exercise its rights under this Section 3.04, it shall do so at its cost and expense and shall hold harmless, defend, and indemnify Schering from and against any and all legal responsibility or liability from the exercise of these rights. If Supplier elects not to exercise any such rights or Schering is nonetheless legally compelled to disclose the Information of Supplier, then Schering may, without liability under this Agreement, disclose only that portion of such Information that it is legally compelled to disclose and shall furnish to Supplier a copy of the Information disclosed and all correspondence and communications relating to such disclosure.

          3.05 Except as provided in Sections 3.02 and 3.04 hereof, Schering shall: (a) limit disclosure of any Information received by it under

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          this  Agreement to only those of its Agents who are directly  involved in the evaluation of the Information; (b) upon such disclosure, advise such Agents of the proprietary nature of such Information; and (c) subject to Section 3.06 hereof, be responsible for any breach of this Agreement by its Agents.

          3.06 Schering shall, within five (5) days from the date of receipt of notice or knowledge, notify Supplier of, and provide all information and documents relating to, any breach of this Section 3, including, without limitation, conditions or circumstances that indicate that the Information of Supplier has been or may have been disclosed or used without the written consent of Supplier; provided, however, that a disclosure of the Information of Supplier shall not be deemed a violation of this Agreement, if such Information (a) is disclosed by Schering or its Agents, inadvertently, accidentally, or without Schering's informed authorization despite the degree of care which Schering affords its own confidential information or (b) subject to
          Section 3.04 hereof, is produced in any judicial or governmental action, whether or not pursuant to a protective order. Schering shall, upon the request of Supplier and at the cost and expense of Schering, take all steps reasonably necessary to recover any and all such Information that has been or may have been improperly disclosed or used.

     4.   Representations and Warranties.
          -------------------------------

          4.01 Supplier represents and warrants to Schering that Supplier has, as of the date of this Agreement, no obligation or commitment, and will not, during the term of this Agreement: (a) assume or undertake any obligation or commitment, that is inconsistent with its obligations under, or the terms and conditions of, this Agreement, including, without limitation, Sections 3 through 9 hereof or (b) enter into negotiations with any Person regarding the Material.

          4.02 Supplier represents and warrants that it is the lawful owner or licensee of the Material and all Information to be disclosed by it under this Agreement, and that it has the right to disclose all such Information to Schering.

          4.03 Schering represents and warrants to Supplier that Schering shall comply with all laws, rules and regulations applicable to the handling and storage of the Material.

     5.   Ownership of Patents.
          ---------------------

          5.01 All rights, title, and interest to and in the Information of Supplier shall be and remain the property of Supplier, and no license, right, title, or interest to or in any such Information shall be granted or created by this Agreement, except the right to receive the Information for the Purpose, or may be granted or created, except by written agreement signed by a duly authorized representative of Supplier. Schering shall not use the Material for Commercial Purposes.

          5.02\All rights, title, and interest to the Developments, Findings, Modifications, New Substances, New Uses, Results or the non-modified parental Schering Vero cells and any modified cell lines based thereon, shall be and remain the property of Schering, and no license, right, title, or interest shall be granted or created by this Agreement, except by written agreement signed by a duly authorized representative of Schering.

     6.   Term and Termination.
          ---------------------

          6.01 This Agreement shall become effective as of the Effective Date, and, except as provided in this Section 6, shall continue in effect until such time as: (a) Schering terminates this Agreement, in its reasonable discretion, with or without cause, by notice to Supplier in accordance with Section 12 hereof; (b) Schering notifies Supplier in writing that it has completed the Purpose and does not wish to secure from Supplier a license to use the Material for Commercial Purposes; or (c) a Party fails to remedy or otherwise cure a breach of any material obligation under this Agreement within thirty (30) days from the date of receipt of notice of such breach given by the other Party; provided, however, that, if such breach was outside the control of such Party or such Party cures such breach within such thirty (30)-day period, then there shall be no termination of this Agreement pursuant to Section 6.01(c) hereof.

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          6.02 Upon Supplier's  written request,  Schering shall,  within twenty
          (20)  days  from  the  date  of  expiration  or  termination  of  this
          Agreement,   return  to  Supplier  or  destroy  all  Material  in  its
          possession and all extant copies of Supplier's Information, except one
          (1) copy which may be retained for legal purposes. Notwithstanding any return of Supplier's Information in accordance with this Section 6.02, the other duties and obligations of Schering under this Agreement that, by their nature, are to be performed or observed after expiration or termination of this Agreement, including, without limitation, Schering's duties and obligations under Section 3 hereof, shall continue in effect.

     7. Independent Contractor. Nothing contained in this Agreement shall be construed to constitute either Party as a partner or agent of the other Party or to create any other form of legal association that would impose liability upon a Party for any act or omission of the other Party or provide a Party with the right, power, or authority to create or impose any duty or obligation on the other Party, it being intended that each Party shall remain an independent contractor acting in its own name and for its own account.

     8. Headings, Counterparts and Ambiguities. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. In interpreting any provision of this Agreement, no weight shall be given to, nor shall any construction or interpretation be influenced by, the fact that counsel for one of the Parties drafted this Agreement, each Party recognizing that it and its counsel have had an opportunity to review this Agreement and have contributed to the final form of the same.

     9. Assignment and Amendment. Neither Party shall assign this Agreement, any portion hereof, or any obligation hereunder, except with the prior written consent of the other Party. Neither this Agreement nor any of the terms hereof may be amended, supplemented, waived, or modified except in a specific writing signed by each of the Parties.

     10. Waiver. A Party's failure to exercise or enforce any right conferred upon it hereunder shall not be deemed a waiver of any such right or any other right or operate to bar the exercise or performance thereof at any time or times thereafter; nor shall a Party's waiver of any right hereunder at any time be deemed a waiver thereof for any other time.

     11. Governing Law. This Agreement and all issues arising hereunder or relating hereto, including, without limitation, its construction, validity, breach, and damages for breach, shall be governed by and construed in accordance with the laws of the State of New Jersey (without regard to its conflict of laws principles). Any action, cause of action, or dispute arising under or relating to this Agreement shall be brought only in the courts of the State of New Jersey or the federal court of the United States, located in Newark, New Jersey, and each of the Parties expressly consents to personal jurisdiction in the State of New Jersey with respect to such action, cause of action, or dispute.

     12. Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, courier, or express mail service (with written confirmation of receipt), (b) sent by facsimile (with provision for assurance of receipt in a manner typical with respect to communications of that type), or (c) mailed by registered or certified first class mail, return receipt requested, at the address or facsimile number set forth below (or to such other person, address, or facsimile (fax) number as a Party may, from time to time, designate by written notice):

                      (i) if to Schering:

                          Schering-Plough Animal Health Corporation
                          21401 West Center Road
                          Elkhorn, Nebraska 68022
                          Attention:  Michael J. Bartkoski, Jr.
                          Fax:  402.289.6200;

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                      (ii) if to Supplier:

                           Provectus Pharmaceuticals, Inc.
                           7327 Oak Ridge Highway, Suite A
                           Knoxville, Tennessee 37931
                           Attention:  Craig Dees, Ph.D.
                           Fax:  865.769.4013.

     13. Publicity. Neither Party shall, except with the prior written consent of the other Party, use, disclose, or otherwise identify the name of the other Party or any of its affiliates or the nature of this Agreement, the Material, or the Information in any advertising, promotional material, or publication.

     14. Entire Agreement. This Agreement represents and contains the full and complete understanding and agreement of the Parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, and statements, including any specific legends or statements associated with the Information when received.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.


                         PROVECTUS PHARMACEUTICAL, INC.

                         By:     /s/ H. Craig Dees
                                 ---------------------------------------
                         Name:   H. Craig Dees, Ph.D.
                         Title:  CEO


                         SCHERING-PLOUGH ANIMAL HEALTH CORPORATION

                         By:     /s/ Kanwal J. Varma
                                 ----------------------------------------
                         Name:   Kanwal J. Varma
                         Title:  Vice President, Research & Development


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